UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2009

Marketing Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

           On October 10, 2009, Marketing Worldwide Corporation (the “Company”) appointed James E. Davis as the Company’s Chief Financial Officer. Mr. Davis replaces James Marvin, the Company’s former Chief Financial Officer, who will continue to serve as the Company’s Chief Operating Officer and member of the Company’s board of directors.

James Davis, 54, brings 30 years of experience in different positions in the financial and automotive sectors, including public accounting as Audit Manager at Coopers & Lybrand. In this capacity he audited middle market companies’ financial reporting and assisted in taking privately owned companies public. From 1999 through 2008, Mr. Davis was the Chief Financial Officer for the Epoch Restaurant Group and Wisne Holdings.  The Epoch Restaurant Group owned and operated six restaurants and a full service catering company. Wisne Holdings was a real estate and investment entity specializing in a multitude of investments for profit.  The Wisne Family created Wisne Holdings after selling Progressive Tool & Industry Company, a tier 1 automotive supplier, where Mr. Davis was the financial controller following his engagement with Coopers & Lybrand. As Controller for Progressive Tool & Industry Company, Mr. Davis was responsible for new business development, banking and investor relations and financial planning and reporting. From January 2008 through August 2009, Mr. Davis focused on troubled companies and participated in restructuring and turnaround efforts through CFO Associates, LLC.

The Company entered into an agreement with Mr. Davis which provides for the at-will employment of Mr. Davis for a period of one year. The terms of the agreement include a salary of $100,000, a signing bonus of 40,000 shares of the Company’s common stock and certain expense reimbursement, including an automobile allowance and cellular phone reimbursement.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which Mr. Davis was appointed to serve as the Chief Financial Officer of the Company. There are no family relationships between Mr. Davis and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 20, 2009, the Company issued a press release regarding the appointment of Mr. Davis. The complete text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBIT(S)

The following exhibit is furnished herewith:

99.1 Press Release of the Company dated October 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2009	Marketing Worldwide Corporation

	By:	/s/ James C. Marvin
James C. Marvin, Chief Operating Officer